                                                               Exhibit 99.1


                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Brunswick Biomedical Corporation:

    We have audited the accompanying consolidated balance sheets of Brunswick Biomedical Corporation (a Massachusetts corporation) and subsidiaries as of June 30, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Brunswick Biomedical Limited, a subsidiary, which reflect total assets and total revenues of 11% and 3% in 1995 and 8% and 38% in 1994, respectively, of the consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Brunswick Biomedical Limited, is based solely on the report of the other auditors.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Brunswick Biomedical Corporation and subsidiaries as of June 30, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.






Boston, Massachusetts
August 24, 1995

                        BRUNSWICK BIOMEDICAL CORPORATION
                                AND SUBSIDIARIES

    Consolidated Balance Sheets--June 30, 1995 and 1994

                                                                        1995          1994
                                                                    ------------  ------------
Assets
Current Assets:
  Cash and cash equivalents.........................................  $     51,714  $  3,288,165
  Accounts receivable, net of allowance for doubtful accounts of
    approximately $66,000 in 1995 and $17,000 in 1994...............       579,274       310,361
  Inventories.......................................................       305,502       265,182
  Prepaid expenses..................................................        44,099        65,910
                                                                      ------------  ------------
          Total current assets......................................       980,589     3,929,618
                                                                      ------------  ------------
Property and Equipment, net:
  Equipment and vehicles under capital leases.......................       202,785       168,143
  Manufacturing equipment...........................................       168,206        98,685
  Office equipment..................................................        53,234        17,597
                                                                      ------------  ------------
                                                                           424,225       284,425
  Less--Accumulated depreciation....................................       224,175       189,114
                                                                      ------------  ------------
                                                                           200,050        95,311
                                                                      ------------  ------------
Other Assets:
  Deposits and other assets.........................................       368,342       258,920
  Goodwill, net.....................................................     1,639,195       --
                                                                      ------------  ------------
                                                                         2,007,537       258,920
                                                                      ------------  ------------
                                                                      $  3,188,176  $  4,283,849
                                                                      ------------  ------------
                                                                      ------------  ------------
Liabilities and Stockholders' Equity (Deficit)
Current Liabilities:
  Line of credit (Note 4(b))........................................  $    225,950  $    211,075
  Demand notes payable to shareholder (Note 4(a))...................       200,000       --
  Accounts payable..................................................       557,308       245,070
  Current maturities of capital lease obligations...................        15,312        30,990
  Current maturities under noncompete obligations...................        56,342       165,278
  Accrued expenses..................................................       606,381       558,246
                                                                      ------------  ------------
     Total current liabilities......................................     1,661,293     1,210,659
                                                                      ------------  ------------
Capital Lease Obligations, net of current maturities................        55,381       --
                                                                      ------------  ------------
Commitments (Notes 5 and 7)
Stockholders' Equity:
  Preferred stock, $.01 par value--
    Authorized--1,400,000 shares
    Issued and outstanding, as follows--
      Series A, 8% convertible redeemable preferred stock--
        64,665 shares (liquidation preference of $500,000)..........           647           647
      Series B, 8% convertible redeemable preferred stock--
        29,144 shares (liquidation preference of $510,000)..........           291           291
      Series C, 10% convertible redeemable preferred stock--
        374,462 shares (liquidation preference of $7,645,324).......         3,744         3,744
  Common stock, $.01 par value--
    Authorized--1,075,000 shares
    Issued--68,417 shares in 1995 and 1994..........................           684           684
  Additional paid-in capital........................................     8,311,396     8,098,167
  Accumulated deficit...............................................    (6,598,341)   (4,998,274)
  Cumulative translation adjustment.................................        19,671        29,443
  Deferred compensation.............................................      (255,137)     (104,854)
                                                                      ------------  ------------
                                                                         1,482,955     3,029,848
  Treasury stock, at cost, 1,636 and 1,857 shares at
     December 31, 1995 and 1994.....................................       (11,453)      (13,000)
                                                                      ------------  ------------
               Total stockholders' equity...........................     1,471,502     3,016,848
                                                                      ------------  ------------
                                                                      $  3,188,176  $  4,283,849
                                                                      ------------  ------------
                                                                      ------------  ------------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                        BRUNSWICK BIOMEDICAL CORPORATION
                                 AND SUBSIDIARY

                     Consolidated Statements of Operations
                  for the Years Ended June 30, 1995 and 1994

                                                                      1995           1994
                                                                  -------------  -------------
Net Sales.......................................................  $   2,903,532  $   2,426,984
Cost of Goods Sold..............................................      1,698,374      1,641,581
                                                                  -------------  -------------
    Gross profit................................................      1,205,158        785,403
                                                                  -------------  -------------
Operating Expenses:
  Engineering, research and development.........................        698,034        616,834
  Selling, general and administrative...........................      2,088,614      1,795,917
                                                                  -------------  -------------
                                                                      2,786,648      2,412,751
                                                                  -------------  -------------
    Loss from operations........................................     (1,581,490)    (1,627,348)
Interest Expense, net...........................................        (18,577)       (97,496)
                                                                  -------------  -------------
    Net loss....................................................  $  (1,600,067) $  (1,724,844)
                                                                  -------------  -------------
                                                                  -------------  -------------
Net Loss Per Share..............................................  $      (23.39) $      (24.69)
                                                                  -------------  -------------
                                                                  -------------  -------------
Weighted Average Common Shares Outstanding (Note 2(i))..........         68,417         69,870
                                                                  -------------  -------------
                                                                  -------------  -------------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                         STATEMENTS.

                        BRUNSWICK BIOMEDICAL CORPORATION
                                AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                   FOR THE YEARS ENDED JUNE 30, 1995 AND 1994

                                          CONVERTIBLE REDEEMABLE
                                                                                                            COMMON STOCK
                                             PREFERRED STOCK             COMMON STOCK
                                          ------------------------  ------------------------ ADDITIONAL             CUMULATIVE
                                           NUMBER        $.01        NUMBER      $.01 PAR     PAID-IN   ACCUMULATED TRANSLATION
                                          OF SHARES    PAR VALUE    OF SHARES      VALUE      CAPITAL     DEFICIT   ADJUSTMENT
                                          -----------  -----------  -----------  --------- ---------- -----------   -----------
Balance, June 30, 1993                      93,809     $    938       71,447     $   714   $1,486,682 $(3,273,430)  $   46,218
  Issuance of Series C preferred stock
    in retirement of notes payable          95,279          953          --           --    1,666,488          --         --
    Sale of Series C preferred stock,
      net of issuance costs of $41,634     279,183        2,791          --           --    4,841,278          --         --
  Issuance of nonqualified stock options        --           --          --           --      125,824          --         --
  Amortization of deferred compensation         --           --          --           --          --           --         --
  Purchase of treasury stock                    --           --          --           --          --           --         --
  Retirement of treasury stock                  --           --       (3,030)        (30)     (22,105)         --         --
  Cumulative translation adjustment             --           --          --           --          --           --      (16,775)
  Net loss                                      --           --          --           --          --   (1,724,844)        --
                                         -----------  ----------  -----------    -----  ----------  ------------   -----------
Balance, June 30, 1994                     468,271        4,682       68,417         684    8,098,167  (4,998,274)      29,443
  Issuance of nonqualified stock options        --           --           --          --      209,700          --          --
  Amortization of deferred compensation         --           --           --          --          --           --          --
  Issuance of treasury stock for payment
    of services                                 --           --           --          --        3,529          --          --
  Cumulative translation adjustment             --           --           --          --          --           --       (9,772)
  Net loss                                      --           --           --          --          --   (1,600,067)         --
                                         -----------  ----------  -----------    -----   ---------  ------------    -----------
Balance, June 30, 1995                      468,271    $  4,682       68,417      $  684   $8,311,396 $(6,598,341)    $ 19,671
                                         -----------  ----------  -----------    -----   ---------- ------------    -----------
                                         -----------  ----------  -----------    -----   ---------- ------------    -----------


                                                            TREASURY STOCK
                                                       ----------------------                 STOCKHOLDERS'
                                                        NUMBER                  DEFERRED        EQUITY
                                                        OF SHARES     COST     COMPENSATION    (DEFICIT)
                                                     -----------  ---------  -------------  ------------
Balance, June 30, 1993                                   --       $  --        $  --         $(1,738,878)
  Issuance of Series C preferred stock in
    retirement of notes payable                          --          --           --           1,667,441
  Sale of Series C preferred stock, net of
    issuance costs of $41,634                            --          --           --           4,844,069
  Issuance of nonqualified stock options                 --          --         (125,824)         --
  Amortization of deferred compensation                  --          --           20,970          20,970
  Purchase of treasury stock                             4,887     (35,135)       --             (35,135)
  Retirement of treasury stock                          (3,030)     22,135        --               --
  Cumulative translation adjustment                      --          --           --             (16,775)
  Net loss                                               --          --           --          (1,724,844)
                                                   -----------  ---------  -------------     ------------
Balance, June 30, 1994                                   1,857     (13,000)     (104,854)      3,016,848
  Issuance of nonqualified stock options                 --          --         (209,700)          --
  Amortization of deferred compensation                  --          --           59,417          59,417
  Issuance of treasury stock for payment
    of services                                           (221)      1,547        --               5,076
  Cumulative translation adjustment                      --          --           --              (9,772)
  Net loss                                               --          --           --          (1,600,067)
                                                   -----------  ---------   -------------    ------------
Balance, June 30, 1995                                   1,636   $ (11,453)    $(255,137)     $1,471,502
                                                   -----------   ---------  -------------   ------------
                                                   -----------   ---------  -------------   ------------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                        BRUNSWICK BIOMEDICAL CORPORATION
                                 AND SUBSIDIARY

                 Consolidated Statements of Cash Flows
              for the Years Ended June 30, 1995 and 1994

                                                                       1995           1994
                                                                  -------------  -------------
Cash Flows from Operating Activities:
  Net loss......................................................  $ (1,600,067)  $ (1,724,844)
  Adjustments to reconcile net loss to net cash used in operating activities--
    Issuance of treasury stock for payment of services...........        5,076           --
    Interest payable converted to preferred stock................         --           60,700
    Depreciation and amortization................................      244,219        211,301
    Amortization of deferred compensation........................       59,417         20,970
    Amortization of noncompete discount..........................       14,722         36,999
    Changes in assets and liabilities--
    Accounts receivable..........................................     (264,150)       (40,080)
    Inventories..................................................      150,272          5,695
    Prepaid expenses.............................................       22,871        (25,457)
    Accounts payable.............................................      303,931       (266,906)
    Accrued expenses.............................................       46,854        203,109
                                                                  ------------   ------------
      Net cash used in operating activities......................   (1,016,855)    (1,518,513)
                                                                  ------------   ------------

Cash Flows from Investing Activities:
  Increases in other assets......................................     (109,422)      (249,968)
  Purchase of Telemedicine Division..............................   (2,062,993)         --
  Purchases of property and equipment............................      (34,798)       (41,781)
                                                                   -------------  -------------
      Net cash used in investing activities......................   (2,207,213)      (291,749)
                                                                   -------------  -------------
Cash Flows from Financing Activities:
  Purchase of treasury stock.....................................        --           (22,135)
  Proceeds from demand notes payable, net........................      200,000           --
  Payments under capital lease obligations.......................      (35,859)       (23,415)
  Payments under noncompete agreements...........................     (180,000)      (258,905)
  Net proceeds from the sale of preferred stock..................        --         4,844,068
  Net (repayments) borrowings of line of credit..................        7,901         (2,732)
  Decrease in deferred financing costs...........................        --            53,444
                                                                   -------------  -------------
     Net cash provided by (used in) financing activities.........       (7,958)     4,590,325
                                                                   -------------  -------------
Net Effect of Currency Fluctuations on Cash Flows................       (4,425)        (9,267)
                                                                   -------------  -------------
Net Increase (Decrease) in Cash..................................   (3,236,451)     2,770,796

Cash, beginning of year.........................................      3,288,165       517,369
                                                                  -------------  -------------
Cash, end of year...............................................  $      51,714  $  3,288,165
                                                                  -------------  -------------
                                                                  -------------  -------------
Supplemental Disclosure of Cash Flow Information:
  Cash paid for interest........................................  $      45,107  $     29,063
                                                                  -------------  -------------
                                                                  -------------  -------------
Supplemental Schedule of Noncash Investing and Financing
 Activities:
  Conversion of notes payable to preferred stock................  $        --       1,579,970
  Retirement of treasury stock..................................           --          22,135
  Increase in deferred compensation in the issuance of
   nonqualified stock options...................................        209,700       125,824
  Assets acquired under capital lease...........................         79,980         --
  Collection of accounts receivable by tendering of common
   stock........................................................           --          13,000
  Conversion of interest payable to preferred stock.............           --          87,472
                                                                  -------------  -------------
                                                                  $     289,680  $  1,828,401
                                                                  -------------  -------------
                                                                  -------------  -------------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                     STATEMENTS.

                BRUNSWICK BIOMEDICAL CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) OPERATIONS

    Brunswick Biomedical Corporation (the Company) is engaged in the development, manufacture and sale of emergency life saving and less/noninvasive arrhythmia management devices.

    Since inception, the Company has incurred cumulative net losses of approximately $6,598,000 in an industry characterized by intense competition from a number of larger, more established companies with significantly greater financial resources. The Company is subject to risks common among companies in similar stages of development, including the ability to achieve profitable operations, to successfully market its products and to obtain additional financing. The Company's principal investor is a venture capital firm that has indicated that it will continue to support and fund the Company's operations as necessary.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The accompanying consolidated financial statements reflect the application of certain accounting policies described below and elsewhere in these notes to consolidated financial statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (a) BASIS OF PRESENTATION

    The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries; Brunswick Biomedical Technologies, Inc. (BBT), a Massachusetts corporation; Brunswick Biomedical Limited (BBL) (formerly NIRAD Limited), a Northern Ireland corporation; and Brunswick Biomedical Investment Corporation (BBI), a Massachusetts corporation. All significant intercompany accounts and transactions have been eliminated in consolidation.

    (b) CASH AND CASH EQUIVALENTS

    In accordance with Statement of Financial Accounting Standards (SFAS) No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, the Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents. At June 30, 1994, the Company had $2,633,992 invested in a commercial paper instrument that matured on July 6, 1994. There were no such investments at June 30, 1995.

    (c) FOREIGN CURRENCY

    In accordance with SFAS No. 52, FOREIGN CURRENCY TRANSLATION, BBL's assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenue and expense accounts are translated using a weighted average of exchange rates in effect during the year. Cumulative translation gains and losses are shown in the accompanying consolidated balance sheets as a separate component of stockholders' equity. There were no material foreign currency transaction gains or losses during fiscal 1995 and 1994.

    (d) INVENTORIES

    Inventories are valued at the lower of cost (first-in, first-out) or market and consist of the following at June 30, 1995 and 1994:

                                                           1995        1994
                                                        ----------  ----------
Raw materials.........................................  $  208,556  $  225,286
Work-in-process.......................................      36,020      29,506
Finished goods........................................      60,926      10,390
                                                        ----------   ---------
                                                        $  305,502  $  265,182
                                                        ----------   ---------
                                                        ----------   ---------

    Work-in-process and finished goods inventories include materials, labor and manufacturing overhead.

    (e) PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and are depreciated using the straight-line method by charges to operations in amounts estimated to allocate the cost of the assets over estimated useful lives of three to five years.

    (f) REVENUE RECOGNITION

    Revenue from product sales is recognized at the time of shipment.

    (g) CONCENTRATION OF CREDIT RISK

    SFAS No. 105, DISCLOSURE OF INFORMATION ABOUT FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK, requires disclosures of any significant off-balance sheet and credit risk concentrations. The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements. The Company's accounts receivable credit risk is not concentrated within any geographic area and no customer represented a significant credit risk to the Company.

    (h) FINANCIAL INSTRUMENTS

    The estimated fair value of the Company's financial instruments, which include cash and cash equivalents, accounts receivable, line of credit, demand note payable to shareholder and capital lease obligations, approximates their carrying value.

    (i) NET LOSS DATA AND EARNINGS PER SHARE

    Net loss per share is computed by dividing net loss by the number of shares of common stock outstanding during the period. Preferred stock and common stock equivalents have not been considered in the calculation of net loss per share, as their effect would be antidilutive. Fully diluted net loss per share has not been separately presented, as the amounts are not materially different from primary pro forma net loss per share.

    (j) POSTRETIREMENT BENEFITS

    The Company has not obligations for postretirement benefits under SFAS No. 106, EMPLOYERS' ACCOUNTING FOR POSTRETIREMENT BENEFITS OTHER THAN PENSIONS, or postemployment benefits under SFAS No. 112, EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT BENEFITS, as it does not currently offer such benefits.

    (K) RECENTLY ISSUED ACCOUNTING STANDARD

    Effective July 1, 1995, the Company adopted SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. SFAS No. 121 requires the Company to continually evaluate whether events and circumstances have occurred that indicate that the estimated remaining useful life of long-lived assets and such intangibles as goodwill may warrant revision or that the carrying value of these assets may be impaired. To compute whether assets have been impaired, the estimated gross cash flows for the estimated remaining useful life of the asset are compared to the carrying value. To the extent that the gross cash flows are less than the carrying value, the assets are written down to the estimated fair value of the asset. The adoption of this standard did not have a material effect on the Company's financial position of results of operations.

(3) ACQUISITIONS

    In October 1991, the Company entered into an agreement to purchase up to 100% of the outstanding stock of BBL, the principal location of which is Antrim, Northern Ireland. The purchase, completed in December 1993, involved the issuance of 36,113 shares of the Company's common stock. The acquisition has been accounted for as a purchase. The value of shares and cash issued exceeded the fair value of BBL's net assets by $878,319. The excess was expensed as research and development in fiscal 1993 and 1992.

    On July 31, 1994, the Company acquired substantially all of the assets of the Telemedicine Division of Survival Technology, Inc. (Telemedicine Division), a business engaged in developing, manufacturing and selling electronic heart-monitoring medical devices and services and breathing-monitoring devices and services. As consideration, the Company paid $2,026,580 in cash and the transaction was accounted for as a purchase. In addition, the Company must pay future royalties of up to $1,000,000 based on product sales over five years. During fiscal 1995 and 1994, royalty expense of approximately $119,000 and $0, respectively, was charged to operations. The aggregate purchase price of $2,062,993 (which included $36,413 of direct acquisition costs) was allocated based on the fair value of the tangible and intangible assets acquired as follows:


                Equipment                      $   71,795
                Inventory                         186,580
                Goodwill and intangible assets  1,804,618
                                               ----------
                                               $2,062,993
                                               ----------
                                               ----------

    The goodwill and intangible assets are amortized on a straight-line basis over 10 years.

(4) DEBT

    (a) DEMAND NOTES PAYABLE TO SHAREHOLDERS

    In 1995, the Company issued a $200,000 demand note payable to a shareholder. The note bears interest at the rate of 11%.

    (b) LINE OF CREDIT

    BBL had borrowings of $225,950 and $211,075 outstanding at June 30, 1995 and 1994, respectively, under a foreign bank line that carries a borrowing limitation of L145,000 ($231,000 at June 30, 1995). Borrowings under the line of credit are due on demand and bear interest at the bank's published rate (6.75% at June 30, 1995) plus 2%. The line expires on December 18, 1996 and is secured by an irrevocable letter of credit.

    The Company, as collateral for the line of credit on BBL's behalf, pledged $250,000, which is held in an interest-bearing account by a bank. This amount is included as restricted cash in deposits and other assets in the accompanying consolidated balance sheets at June 30, 1995 and 1994.

    (c) CAPITAL LEASE OBLIGATIONS

    The Company leases certain equipment and motor vehicles under agreements accounted for as capital leases.

    The future minimum lease payments under these leases are as follows:



                1996                         $  22,844
                1997                            22,847
                1998                            40,214
                                              --------
                                                85,905
               Less--Amount representing
               interest                         15,212
                                             ---------

                 Present value of minimum
                   lease payments               70,693

               Less--Current maturities         15,312
                                             ---------

                                             $  55,381
                                             ---------
                                             ---------

(5) NONCOMPETE OBLIGATIONS

    The Company previously entered into separate noncompete agreements with two of the minority stockholders of BBT. These noncompete agreements prohibited these individuals from competing with the Company through June 30, 1994. During 1994, the Company extended the repayment term of one of the noncompete agreements beyond its original June 1994 maturity. As of June 30, 1995, the discounted present value of the remaining noncompete payments was $56,342, which matures in October 1995. The value of the noncompete agreement was amortized over the initial 48-month period.

(6) INCOME TAXES

    The Company provides for federal and state income taxes in accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Under the liability method specified by SFAS No. 109, a deferred tax asset or liability is determined based on the difference between the financial statement and tax bases of assets and liabilities, as measured by the enacted tax rates assumed to be in effect when these differences reverse. As of June 30, 1995 and 1994, the Company had net operating loss carryforwards, credit carryforwards and other temporary differences that could result in a potential tax benefit. The net operating loss carryforwards of approximately $3,894,000 and $3,249,000 at June 30, 1995 and 1994, respectively, expire through 2010 and are subject to review and possible adjustment by the Internal Revenue Service. In addition, the occurrence of certain events, including significant changes in ownership interests, may limit the amount of the net operating loss carryforwards available to be used in any given year.

    The components of the Company's income tax accounts and the approximate amount of each at June 30, 1995 and 1994 are as follows:

                                       1995          1994
                                    ------------  ------------

     Net operating loss
       carryforwards                $ 1,558,000  $ 1,299,000
     Credit carryforwards                25,000       --
    Temporary differences               378,000      195,000
                                   ------------  ------------
                                      1,961,000     1,494,000
         Valuation allowance         (1,961,000)   (1,494,000)
                                   ------------  ------------
                                    $        --  $    --
                                    ------------  ------------
                                    ------------  ------------

    A valuation allowance has been provided, as it is uncertain if the Company will realize the benefit of the deferred tax asset.

(7) COMMITMENTS

    The Company conducts its domestic manufacturing in facilities owned by the minority stockholders of BBT. The Company entered into an agreement with the minority stockholders to extend the lease through June 30, 1996. The aggregate minimum lease payments were $80,000 in year one and $55,000 in year two. The Company has been leasing on a tenant-at-will basis since June 30, 1996, at a rate of $4,783 per month. Rent expense of approximately $80,000 and $125,000 was charged to BBT operations during fiscal 1995 and 1994, respectively.

(8) STOCKHOLDERS' EQUITY

    (a) COMMON STOCK

    In conjunction with raising working capital during the year ended June 30, 1994, the Company increased the number of shares of its authorized common stock from 500,000 to 1,075,000. The Company has reserved 477,911 shares of common stock for the conversion of the preferred stock and the issuance upon exercise of stock options and common stock warrants.

    (b) COMMON STOCK WARRANTS

    During 1993, in connection with the issuance of certain notes payable, the Company issued warrants to purchase 5,999 shares of common stock. These warrants vested at a rate of 20% per month beginning on July 22, 1993 until the Company met certain milestones. In November 1993, the milestones were achieved, and 3,600 of the 5,999 warrants vested. The remaining 2,399 warrants were canceled. In addition, the Company issued 4,000 warrants to two stockholders of the Company in March 1994. These warrants are exercisable through April 22, 2000 at a per share price of $17.50, adjustable for certain dilutive events, as defined.

    During 1993 and 1992, in connection with the issuance of certain notes payable, the Company issued warrants to purchase 656 shares and 984 shares, respectively, of common stock. These warrants were exercisable through August 10, 1995 at a per share price of $30.50, adjustable for certain dilutive events, as defined. During 1992, the Company also issued warrants to purchase 400 shares of common stock, at a per share price of $17.50, to a financial institution as additional consideration for borrowings received by the Company.

    (c) STOCK OPTION PLAN

    In November 1993, the Company adopted the 1993 Stock Option Plan (the
Plan). Pursuant to the Plan, the Company may grant to any employee, director or consultant of the Company, stock options to purchase up to 155,493 shares of common stock. As of June 30, 1995, 137,220 options were outstanding and 18,273 options were available for issuance under the Plan.

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

    (d) CONVERTIBLE REDEEMABLE PREFERRED STOCK

    The Company has authorized 500,000 shares of preferred stock, par value of $.01 per share, of which 65,000 shares have been designated Series A preferred stock, 30,000 shares have been designated series B preferred stock, 380,000 shares have been designated Series C preferred stock and 25,000 shares have not been designated.

    In November 1993, the Company issued 279,183 and 95,279 shares of Series C preferred stock in exchange for cash and the conversion of certain notes payable, respectively.

    The rights, privileges and preferences of the preferred stock are listed below.

  CONVERSION

    The preferred stock is convertible into common stock at the rate of one share of common stock for each share of preferred stock, adjusted for certain dilutive events. Conversion is at the option of the preferred stockholders but becomes automatic upon the closing of an initial public offering at a per share price of at least $52.50 for Series A, B and C, $82.65 for Series F and resulting in aggregate proceeds to the Company of at least $10,000,000.

  REDEMPTION

    Outstanding shares of Series A and B preferred stock may be redeemed over a five-year period upon a two-thirds vote of the stockholders, beginning no earlier than January 1, 1999, in the amount of $7.73 and $17.50 per share, respectively, plus any declared but unpaid dividends. Shares of Series C preferred stock may be redeemed over a three-year period upon a two-thirds vote of the stockholders, beginning no earlier than January 1, 1999, in the amount of $17.50 per share plus any declared but unpaid dividends. Preferred stockholders of each class may postpone or waive redemption by a two-thirds vote.

  DIVIDENDS

    The holders of the Series A and B preferred stock shall be entitled to receive, when and as declared by the Board of Directors, dividends out of funds legally available.

    The holders of the Series C preferred stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available, cumulative cash dividends equal to $1.75 per share.

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

    The dividends shall be payable only in the event of (i) a liquidation, dissolution or winding up of the Company, (ii) a consolidation or merger of the Company or a sale of all or substantially all of the assets of the Company or (iii) a redemption of the preferred stock.

  LIQUIDATION PREFERENCE

    The holders of the preferred stock have preference in the event of a liquidation, sale or dissolution of the Company to liquidation proceeds equal to the amount paid for such shares plus any declared but unpaid dividends. Series C preferred stock has preference in liquidation over Series A and B preferred stock.

  RIGHT OF FIRST REFUSAL

    The preferred stockholders, subject to the rights of certain common stockholders, have the right of first refusal to purchase a PRO RATA portion of any new securities, as defined, equal to their proportion of capital stock owned at the time of issuance of the new securities.

  VOTING RIGHTS

    The preferred stockholders are entitled to vote on all matters with the common stockholders as if they were one class of stock. The preferred stockholders are entitled to the number of votes equal to the number of shares of common stock into which each share of the preferred stock is then convertible.

(9) DEPOSITS AND OTHER ASSETS

    Deposits and other assets consist of the following:

                                     JUNE 30,

                                1995             1994

     Restricted cash         $ 250,000       $ 255,593
     Deposits                  118,342           3,327
                             ----------     ----------
                             $ 368,342       $ 258,920
                             ----------     ----------
                             ----------     ----------

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


(10) ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                     JUNE 30,

                                1995          1994



       Payroll and related   $ 105,423     $ 90,626
       Professional fees        72,301       87,301
                             ---------     --------
       Other                   428,657      380,319
                             ---------     --------
                             $ 606,381     $558,246
                             ---------     --------
                             ---------     --------


(11) FINANCIAL INFORMATION BY GEOGRAPHIC AREA

     Domestic and export sales as a percentage of total revenues are as follows:

                                    YEAR ENDED
                                     JUNE 30,

                                 1995         1994
                              ---------  ---------
        United States             96.6%      62.2%
        Europe                     3.4       37.8
                              ---------  ---------
                                 100.0%     100.0%
                              ---------  ---------
                              ---------  ---------

    Revenues, income (loss) from operations and identifiable assets for the Company's United States and European operations are as follows.

                            UNITED STATES  EUROPE  ELIMINATIONS   CONSOLIDATED


 Year Ended June 30, 1995--
 Revenues                   $ 2,804,726  $ 820,803  $  (721,997)  $ 2,903,532
                            -----------  ---------  ------------  -------------
                            -----------  ---------  ------------  -------------
 Income (loss) from
 operations                $(1,181,538)  $(459,843) $    59,891   $(1,581,490)
                           -----------   ---------  ------------  -------------
                           -----------   ---------  ------------  -------------
 Identifiable assets       $ 5,650,751   $ 352,523  $(2,815,098)  $ 3,188,176
                           -----------   ---------  ------------  -------------
                           -----------   ---------  ------------  -------------

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


                            UNITED STATES  EUROPE  ELIMINATIONS   CONSOLIDATED

Year Ended June 30, 1994--
 Revenues                    $ 1,510,248  $ 916,736  $   --        $ 2,426,984
                            ------------  --------- ------------  -------------
                            ------------  --------- ------------  -------------
 Loss from operations        $(1,292,548) $(242,727) $   (92,073)  $(1,627,348)
                            ------------  --------- ------------  -------------
                            ------------  --------- ------------  -------------
 Identifiable assets       $   8,880,765  $ 370,593  $(4,967,509)  $ 4,283,849
                            ------------  --------- ------------  -------------
                            ------------  --------- ------------  -------------


(12) VALUATION AND QUALIFYING ACCOUNTS

     The following tables set forth activity in the Company's accounts receivable reserve account:

                             BEGINNING   COST AND                 END OF
                              OF YEAR     EXPENSE   DEDUCTIONS     YEAR

  For the Year Ended
   June 30, 1994             $ 17,000    $     --    $    --     $ 17,000
                            -----------  ---------   -------     --------
                            -----------  ---------   -------     --------
  For the Year Ended
   June 30, 1995             $ 17,000    $  49,000   $    --     $  66,000
                            -----------  ---------   -------     --------
                            -----------  ---------   -------     --------


(13) SUBSEQUENT EVENTS

     On August 24, 1995, the Company issued 36,620 shares of Series D convertible preferred stock at a per share price of $27.55 and received net cash proceeds of $650,000 after the conversion of $359,000 in notes payable and accrued interest.


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